        Exhibit 10.6b
RESTRICTED STOCK AWARD AGREEMENT‒EMPLOYEES
Granted Under the
DICK’S SPORTING GOODS, INC.
AMENDED AND RESTATED 2012 STOCK AND INCENTIVE PLAN
(As Amended and Restated on June 9, 2021)
This Restricted Stock Award Agreement (this “Agreement”), dated as of the date of grant set forth below (the “Grant Date”), is made and entered into between Dick’s Sporting Goods, Inc. (the “Company”) and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Grantee”), pursuant to, and subject to, the terms of the Company’s Amended and Restated 2012 Stock and Incentive Plan, as amended and restated (the “Plan”).
All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan, an electronic copy of which can be found on the Company’s equity administrator’s website (the “E*TRADE Employee Stock Plan Account”).
Grantee’s Name:    <First Name> <Last Name>
Grant Date:    <Grant Date>
Total Restricted Stock Number:    <Restricted Stock Number>
Vesting Schedule:    <Vesting Schedule Table>
1.Restricted Stock Award. Subject to, and pursuant to, all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, the Company hereby grants to the Grantee restricted stock (the “Restricted Stock” or the “Shares”).
2.Restrictions. The Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares, except that the following restrictions shall apply (the “Restrictions”):
(a)The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of, to the extent then subject to the Restrictions. The Grantee represents and warrants to the Company that he or she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer, encumber or dispose of the Shares, or subject the Shares to any adverse right, in violation of applicable securities laws or the provisions of the Plan or this Agreement. The Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such transfer constitutes a violation of any applicable securities law or this Agreement, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

(b)Unless the Grantee makes an election in accordance with Section 83(b) of the Code (the “Election”) (as further described below), any cash or in-kind dividends paid or distributed with respect to the Shares (“Dividends”) shall not be immediately payable by the Company with respect to the Shares, and any such Dividends shall be paid to the Grantee, without interest, only when, and if, the related Shares shall become vested in accordance with this Agreement and the Plan. If the

Grantee has made the Election in accordance with the terms of this Agreement, the Dividends with respect to the Shares will immediately be payable by the Company to the Grantee when declared.

(c)Any Shares that do not vest on the Vesting Date (as defined below) shall be forfeited. If all or any portion of the Shares are forfeited under this Agreement, the Grantee shall take all necessary actions to transfer the forfeited Shares to the Company, including, but not limited to, endorsing in blank or duly endorsing a stock power attached to any certificate representing forfeited Shares transferred, all in form suitable for the transfer of such forfeited Shares to the Company. Further, any and all Dividends not paid or distributed with respect to such unvested Shares as provided for herein shall also be forfeited to the Company and will not be paid or distributed to the Grantee. The Grantee agrees to take any and all actions that may be necessary in connection with the forfeiture of Dividends.

(d)If all or any portion of the Shares and Dividends are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive future Dividends with respect thereto, shall cease immediately on the date of the forfeiture.

(e)The Restrictions shall be binding upon, and enforceable against, any transferee of the Shares.

3.Vesting.

(a)So long as the Grantee maintains his or her status as a Qualifying Employee (as defined below), the Restrictions shall lapse and the Shares shall vest, and any Dividends with respect to such Shares shall be paid or distributed, in accordance with the schedule set forth above. The date on which all Restrictions lapse is the vesting date (the “Vesting Date”).

(b)Upon the vesting of the Shares without a forfeiture of the applicable Shares, and upon the satisfaction of all other applicable conditions as to such Shares including, but not limited to, the payment by the Grantee of all applicable income, employment and withholding taxes, if any, the Company shall deliver or cause to be delivered to the Grantee shares of Common Stock, which may be in the form of a certificate(s) equal in number to the applicable Shares, which shall not be subject to the Restrictions set forth above. Any Dividend payment not previously paid or distributed with respect to such unvested Shares, less applicable taxes, will be wired to the Grantee’s E*TRADE account as soon as administratively possible upon the vesting of the Shares.

4.Form and Timing of Payment of Vested Awards. On the Grant Date, the Company shall issue the Shares, in either certificated or book entry form, in the Grantee’s name effective as of the Grant Date, provided that the Company shall retain control of such Shares until the Shares have become vested in accordance with this Agreement.
In the event that any Shares are certificated, then any certificates representing the Shares shall bear such legend or legends as the Company deems appropriate in order to assure compliance with this Agreement, the Plan and applicable securities laws. During the period of time when the Shares are subject to the Restrictions, all certificates representing the Shares shall be endorsed with the following legend (in addition to any other legend required by applicable securities laws or any agreement by which the Company is bound):
THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT UNDER THE COMPANY’S 2012 AMENDED AND RESTATED STOCK AND INCENTIVE PLAN BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.
5.Termination of Employment.
(a)Except as set forth in this Section 5, as otherwise approved by the Committee, as provided in a Company plan applicable to the Grantee, or an agreement between the Grantee and the Company, if any, if the Grantee’s Continuous Status as a Qualifying Employee (as defined below) ceases for any reason prior to the Vesting Date, then, effective at the close of business on the date the Grantee’s Continuous Status as a Qualifying Employee ceases, all of the Grantee’s Restricted Stock covered by this Agreement, whether earned or unearned, shall be automatically cancelled and forfeited in their entirety without any further obligation on the part of the Company, such that the Company shall not be obligated to deliver any Shares or any other compensation to the Grantee with respect to such cancelled and forfeited Restricted Stock.
(b)Unless otherwise provided in a Company plan applicable to the Grantee, approved by the Committee, or pursuant to an agreement between the Grantee and the Company, if any, if during the period commencing on the Grant Date and ending on the Vesting Date (the “Vesting Period”):
(i)The Grantee’s Continuous Status as an Employee terminates by reason of the Grantee’s “permanent and total disability” (as defined in Section 22(e)(3) of the Code) or death while a Qualifying Employee, the Award shall vest immediately, to the extent not previously vested, in such amount as if the Grantee had continued as a Qualifying Employee through the Vesting Date. Any payments due to a deceased Grantee shall be paid to his or her estate.
(ii)The Grantee’s Continuous Status as an Employee terminates by reason of the Grantee’s “retirement” (defined as the Grantee communicating his or her intention to retire on or after attainment of age 55 with a minimum of 15 years of service) while the Grantee is a Qualifying Employee, then, provided the Grantee is in good standing with the Company, as determined by the administrator or a committee of management delegated authority by the Administrator, the Restricted Stock shall vest in full on the Vesting Date.
For purposes of this Agreement, “Qualifying Employee” means an Employee who maintains Continuous Status. For the avoidance of doubt, a transition to a Non-Employee Director or Consultant shall qualify as Continuous Status.
6.Limitation of Rights; Investment Representation. The Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares underlying this Agreement upon settlement of the Shares, except as otherwise provided in the Plan and this Agreement, including Section 2. In this regard, prior to actual settlement of the Shares in accordance with Section 3, (i) the Grantee may not transfer any interest in the underlying Shares, (ii) any cash or in-kind dividends paid or distributed with respect to the Shares (“Dividends”) shall be paid to the Grantee, without interest, only when, and if, the related Shares shall become vested in accordance with this Agreement and the Plan, and (iii) all Shares that do not vest on the Vesting Date shall be forfeited and any all Dividends not paid or distributed with respect to such forfeited Shares shall also be forfeited to the Company and shall not be paid to the Grantee. The Grantee acknowledges and agrees that the Shares which the Grantee acquires pursuant to this Agreement, if any, shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws, and shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Any attempt to transfer the Restricted Stock or the Shares in violation of this Section 6 or the Plan shall render the Restricted Stock null and void.
7.Income Taxes. The Grantee acknowledges that any income for federal, state or local income tax purposes that the Grantee is required to recognize on account of the issuance and delivery of the Restricted Stock to the Grantee shall be subject to withholding of tax by the Company. The Grantee acknowledges that the Grantee, not the Company, shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
The Grantee acknowledges that (i) the Grantee has been informed of the availability of making the Election, (ii) the Election must be filed with the Internal Revenue Service within 30 days of the Grant Date and (iii) the Grantee is solely responsible for making such Election. The Grantee acknowledges that if he or she does not make the Election, Dividends, if any, on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies. The Grantee shall send a copy of the Election to the Chief Financial Officer of the Company or the applicable designee.
8.No Guarantee of Continued Service. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THIS AGREEMENT WILL OCCUR THROUGH THE LAPSE OF THE VESTING SCHEDULE SET FORTH HEREIN AND BY CONTINUING AS AN EMPLOYEE , NON-EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
9.Further Assistance. The Grantee will provide assistance reasonably requested by the Company in connection with actions taken by the Grantee while providing services to the Company, including, but not limited to, assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which the Grantee was employed.

10.Forfeiture and Clawback.
(a)Notwithstanding anything to the contrary contained herein, this Agreement shall expire and be cancelled, and the Grantee shall not vest in any Restricted Stock, and the Restricted Stock shall be cancelled, if the Grantee violates the terms of any confidentiality, non-solicit or non-compete obligation, or any other restrictive covenant set forth in any agreement between the Grantee and the Company or any of its Subsidiaries or affiliates, or otherwise pursuant to any written policy of the Company or any of its Subsidiaries or affiliates.
(b)Notwithstanding any provision in this Agreement to the contrary, any compensation, payments or benefits provided hereunder (or profits realized from the sale of the Shares delivered hereunder), whether in the form of cash or otherwise, shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, the New York Stock Exchange Listed Company Manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By executing this Agreement, the Grantee agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture this grant of the Restricted Stock and any other Awards granted to the Employee under the Plan or any other equity and cash incentive plan of the Company payable or earned after the date of this Agreement pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this grant of the Restricted Stock or amounts paid under the Plan from the Grantee’s accounts, or pending or future compensation or other grants.
11.Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Shares.
12.Agreement to Abide by the Plan; Conflict between the Plan and this Agreement. The Plan is hereby incorporated by reference into this Agreement and is made a part hereof as though fully set forth in this Agreement. The Grantee, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. The Grantee accepts as binding, conclusive and final all decisions or interpretations of the applicable Administrator of the Plan upon any question arising under the Plan, this Agreement (including, without limitation, the date of any termination of the Grantee’s employment with the Company and/or termination of Qualifying Employee status). In the event of any conflict between the Plan and this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

13.Assurances. The Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

14.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements. This Agreement is governed by applicable federal laws and the laws of the State of Delaware without regard to its conflict of law principles.

15.Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents or notices related to this Agreement, the Shares, the Grantee’s participation in the Plan, or future Awards that may be granted to the Grantee under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and to the Grantee’s participation in the Plan through the E*TRADE Employee Stock Plan Account or any successor online or electronic system established and maintained by the Company or another third party designated by the Company.

16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.

18.Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Agreement, and the Company may round fractions down.

19.Power of Attorney. The Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his or her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of the Grantee’s termination.
20.Acknowledgements. By executing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and the prospectus relating to the Restricted Stock and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect and/or amended from time to time. Electronic acceptance of this Agreement by the Grantee pursuant to the Company’s instructions to the Grantee (including through the Company’s E*TRADE Employee Stock Plan Account) shall constitute execution of this Agreement by the Company and the Grantee.